Exhibit 10.25
TAX SHARING AGREEMENT
          TAX SHARING AGREEMENT (the “Agreement”), dated as of [Closing Date], between HARRIS STRATEX NETWORKS, INC., a Delaware corporation (the “Company”), and HARRIS CORPORATION, a Delaware corporation (“Harris”), collectively referred to herein as the “parties”.
W I T N E S S E T H:
          WHEREAS, Harris and Stratex Networks, Inc., a Delaware corporation (“Stratex”), have entered into an Amended and Restated Formation, Contribution and Merger Agreement, dated as of December __, 2006 (the “Formation Agreement”; capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Formation Agreement), pursuant to which the Company was formed to acquire Stratex pursuant to the Merger and to receive the Contributed Assets from Harris in the Contribution Transaction, in each case on the terms and subject to the conditions set forth in the Formation Agreement;
          WHEREAS, pursuant to the terms of the Formation Agreement, Harris and the Company have agreed that Harris shall retain the Excluded Assets and the Company shall not assume the Excluded Liabilities, which include Income Taxes imposed with respect to the Contributed Assets for the tax periods, or portions thereof, ended on or before the Closing Date;

          WHEREAS, Harris owns approximately 56% of the voting equity interests of the Company, which were acquired as of the date hereof pursuant to a contribution of certain assets and subsidiaries in accordance with the terms of the Formation Agreement; and
          WHEREAS, Harris may be required, under applicable law, to file Tax Returns (as defined below) on a consolidated, combined or unitary basis with the Company and/or one or more Subsidiaries of the Company (each of the Company and such Subsidiaries, a “Company Affiliate”) which could result in a Company Affiliate deriving a benefit or suffering a detriment attributable to some or all of Harris’s retained Income Tax liabilities and assets.
          NOW, THEREFORE, in consideration of these premises and of the mutual agreements and covenants herein contained, Harris and the Company agree as follows:
     SECTION 1. Consent. If some or all of the items of gross income, gain, loss, deduction or credit of any Company Affiliate (collectively “Company Financial Results”) are required by law to be included in a consolidated, combined or unitary income or franchise tax return or report (a “Combined Return”) filed in any foreign, state or local jurisdiction by Harris or any of its Subsidiaries other than a Company Affiliate (each of Harris and such Subsidiaries, a “Harris Affiliate”) for any taxable period ending after the date of this Agreement, or if Harris and the Company mutually agree to have one or more

Harris Affiliates file a Combined Return including one or more Company Affiliates, the Company consents, and agrees to cause its Subsidiaries to consent, to be included, or otherwise have the relevant Company Financial Results and any other items necessary to prepare the Combined Return incorporated in such Combined Return. If some or all of the items of gross income, gain, loss, deduction or credit of any Harris Affiliate (collectively “Harris Financial Results”) are required by law to be included in a Combined Return filed in any foreign, state or local jurisdiction by a Company Affiliate for any taxable period ending after the date of this Agreement, or if Harris and the Company mutually agree to have one or more Company Affiliates file a Combined Return including one or more Harris Affiliates, Harris consents, and agrees to cause its Subsidiaries to consent, to be included, or otherwise have the relevant Harris Financial Results and any other items necessary to prepare the Combined Return incorporated in such Combined Return. In either case, each of Harris and the Company shall execute and file, or cause its Subsidiaries to execute and file, such consents, elections and other documents as may be required or appropriate for the proper filing of such Combined Returns. Each of Harris and the Company agrees that it shall provide all of the information reasonably requested by the other in connection with the preparation of any such Combined Return.
     SECTION 2. Filing of Return and Payment of Consolidated Tax Liability. The company designated on any Combined Return as the principal reporting corporation (or equivalent thereof) shall file the Combined Return and shall pay the applicable Taxing authority the total Tax liability shown on the Combined Return, including any interest, additions and penalties, at such time and in such manner as such payments are required to be made.
     SECTION 3. Reimbursements. For any Combined Return to which this Agreement applies, the Tax liability shown thereon shall be allocated based upon a Hypothetical Harris Group Income (as computed under Section 3(d)), a Harris Credit Amount (as computed under Section 3(c)), a Hypothetical Company Group Income (as computed under Section 3(d)), and a Company Credit Amount (as computed under Section 3(c)), and reimbursements shall be paid as described in the following subparagraphs:
          (a) If the Taxes shown on a Combined Return were paid by a Harris Affiliate, the Company shall reimburse Harris for the share of such Taxes allocable to the Company, as computed under Section 3(b) or Section 3(c), as applicable, or if the Company’s share of such Taxes is a negative number, Harris shall reimburse the Company by an offsetting amount. If the Taxes shown on a Combined Return were paid by a Company Affiliate, Harris shall reimburse the Company for the share of such Taxes allocable to Harris, as computed under Section 3(b), or if Harris’s share of such Taxes is a negative number, the Company shall reimburse Harris by an offsetting amount.
          (b) The pre-credit Tax liability shown on the Combined Return, exclusive of interest and penalties, shall be allocated proportionally to Harris and the Company based upon the ratio between the Hypothetical Harris Group Income and the Hypothetical Company Group Income, each as computed under Section 3(d). If either element of such ratio is a negative number, the allocation of Tax liability to the corresponding party shall correspondingly be a negative number. Harris’s allocated share of such Tax liability shall be reduced (possibly below zero) by the Harris Credit Amount, and the Company’s share of such Tax liability shall be reduced (possibly below zero) by the Company Credit Amount, as computed under Section 3(c). Any imposition of interest and penalties shall be allocated to the party whose act or failure to act caused the interest or penalties to be imposed.
          (c) The Harris Credit Amount shall be the portion of the credits shown on a Combined Return that were generated by activities or expenditures of Harris Affiliates, and the Company Credit Amount shall be the portion of the credits shown on the Combined Return that were generated by activities or expenditures of Company Affiliates. If any credit or credit limitation is computed on a combined basis, the credit allowed shall be allocated based upon the respective portions of the gross credit generated by Harris Affiliates, on the one hand, and Company Affiliates, on the other, and the amount of any carryback or carryover shall be likewise allocated.
          (d) In order to allocate the income and Taxes shown on a Combined Return, the parties shall calculate (1) a Hypothetical Harris Group Income as if the Combined Return had been prepared taking into account only the Harris Financial Results relevant to such Combined Return and (2) a Hypothetical Company Group

Income as if the Combined Return had been prepared taking into account only the Company Financial Results relevant to such Combined Return.
          (e) The party whose affiliate has responsibility under Section 2 for filing a Combined Return (the “Filing Party”) shall, for purposes of this Section 3, make initial computations of: (i) all amounts relevant to the allocation of the Taxes shown on such Combined Return and (ii) the allocation of interest and penalties, if any, and shall provide the other party (the “Receiving Party”) with a detailed explanation in writing of such computations. If a Combined Return shows losses, credits or other items that are eligible under applicable law to be carried back or forward to another Taxable year, the Filing Party shall also provide to the Receiving Party a computation (following the principles of this Section 3) of the amount of such losses, credits or other items that is allocable to each party. The Receiving Party shall have thirty days to review such computations.
          (f) In the event that the Receiving Party does not agree with the computations provided pursuant to Section 3(g), the Receiving Party must provide its objection(s) in writing to the Filing Party by the end of the thirty day review period. If the Receiving Party fails to object in writing, it shall be deemed to have consented to the Filing Party’s initial determination and the amount owed by either party shall be due immediately. If the Receiving Party objects in writing, the parties shall, in good faith, use reasonable efforts to resolve the dispute. If the dispute is not resolved within thirty days from the date of the written objection, the dispute shall be referred to an internationally recognized accounting firm, such accounting firm to be selected with the consent of each party (such consent not to be unreasonably withheld or delayed), for resolution. Payment by Harris or the Company to the other party for the Tax liability or the Tax benefit will be due upon resolution by the accounting firm and shall bear interest from the original due date at the interest rate provided by the IRS for large corporate deficiencies.
          (g) Harris Income Tax assets or liabilities realized by the Company:
          (i) Harris shall retain liability for any Income Tax payable that is an Excluded Liability (including but not limited to deferred Tax liabilities) under the terms of the Formation Agreement to the extent that such liability is attributed to a Company Affiliate by operation of law. The Company Affiliate shall provide Harris with a written statement and calculation setting forth the Tax liability, Harris shall reimburse the Company Affiliate that is required to make the payment within thirty days after the Tax liability is due.
          (ii) The Company shall reimburse Harris for the value of any Tax benefit that is an Excluded Asset, including, but not limited to, deferred Tax assets that relate to the value of timing differences (such as deferred bad debt expense and deferred inventory write offs) and any benefit realized from any Tax prepayment, refund, loss, credit or other attribute that was generated in a Taxable period or portion thereof ending on or before the Closing Date. The Company shall reimburse Harris for use of any such Tax benefits at the point in time that the Tax benefit is utilized by a Company Affiliate.
          (iii) The Company shall make an initial computation of all amounts relevant to a reimbursement under this Section 3(g) and shall provide Harris with a detailed explanation in writing of such computation. Harris shall have thirty days to review such computation, and any dispute shall be resolved under the procedure set forth in Section 3(f), treating the Company as the Filing Party and Harris as the Receiving Party.
     SECTION 4. Calculations. The amounts calculated under Section 3(d) shall be calculated in a manner consistent with the tax elections, methods of accounting and other positions reflected in the relevant Combined Return.
     SECTION 5. Recomputation. If, for any Taxable year to which this Agreement applies, the Tax liability shown on a Return of Harris or the Company is redetermined, whether as a result of a refund (including a refund resulting from a carryback), an adjustment pursuant to an audit by a Tax authority or otherwise, the payment obligations of the parties pursuant to the terms of this Agreement shall be redetermined by Harris and the Company, and Harris or the Company, as the case may be, shall make an adjusting payment to the other in the amount required to comply with the terms of this Agreement.
     SECTION 6. Accounting Firms Fees. The fees of any accounting firm retained in accordance with this Agreement shall generally be shared equally by the parties except that if the amount of any such accounting firm’s final determination (i) is equal to or within 5% of the amount prepared by the Filing Party, then the Receiving Party shall pay the fees of such accounting firm or (ii) differs by 20% or more from the amount prepared by the Filing Party, the Filing Party shall pay the fee of such accounting firm.
     SECTION 7. Payments. All payments under this Agreement shall be made in U.S. Dollars. In the event that a party makes a payment to a Taxing authority in a currency other than the U.S. Dollar, the U.S. Dollar amount that the other party is obligated to pay shall be determined using the spot conversion rate for the date that the payment was made to the Taxing authority.
     SECTION 8. Termination. This Agreement shall remain in effect until terminated by the mutual written consent of Harris and the Company; provided that if Harris shall cease to hold more than 50% of the voting stock of the Company, Harris may unilaterally terminate this Agreement without the consent of the Company. Upon termination of the Agreement, its terms will remain in effect with respect to both parties for all Taxable periods, through and including the portion, if any, of the Taxable period in which such termination occurs for which the income of the parties is properly included in any Combined Return.
     SECTION 9. Governing Law and Venue; Waiver Of Jury Trial. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN

ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware (collectively, the “Delaware Courts”) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in any Delaware Court or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in any Delaware Court; provided, however, that notwithstanding the foregoing each party agrees that any claim which primarily seeks injunctive relief and related monetary claims that cannot be brought in any Delaware Court for jurisdiction reasons may be commenced, heard and determined in any other court having proper jurisdiction over such claim. The parties hereby consent to and grant any Delaware Court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 14 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.
     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.
     SECTION 10. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.
     SECTION 11. Amendment; Waiver. This Agreement may be amended or any performance, term or condition waived in whole or in part only by a writing signed by persons authorized to so bind each party (in the case of an amendment) or the waiving party (in the case of a waiver). Any such amendment or waiver by the Company shall require the prior approval of a majority of the Class A Directors. No failure or delay by any party to take any action with respect to a breach by another party of this Agreement or a default by another party hereunder shall constitute a waiver of the former party’s right to enforce any provision of this Agreement or to take action with respect to such breach or default or any subsequent breach or default. Waiver by any party of any breach or failure to comply with any provision of this Agreement by another party shall not be construed as, or constitute, a continuing wavier of such provisions, or a waiver of any other breach of or failure to comply with any other provisions of this Agreement.
     SECTION 12. Assignment. Harris shall be entitled to assign all of its rights and obligations under this Agreement to any Person to whom it transfers all of the ownership interests in the Company then owned by Harris and its Affiliates if such Person delivers a written undertaking to the Company in which such Person expressly assumes all of Harris’ obligations under this Agreement, and from and after such a transfer all references herein to Harris shall be deemed to be references to such Person. Except as provided in the immediately preceding sentence, no party may assign this Agreement or any rights, benefits, obligations or remedies hereunder without the prior written consent of the other party hereto, except that no such consent shall be required for a transfer by operation of Law in connection with a merger or consolidation of such party. Any attempt so to assign or to delegate any of the foregoing without such consent shall be void and of no effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and permitted assigns. All certificates representing shares subject to the terms and conditions of this Agreement shall bear an appropriate legend with respect thereto.
     SECTION 13. No Third-Party Beneficiaries. This Agreement is intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy, or claim under or in respect to this Agreement or any provision herein contained.
     SECTION 14. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail or by overnight courier, postage prepaid, or by facsimile:

if to Harris:

Harris Corporation
1025 West NASA Blvd.
Melbourne, FL 32919
Attn: Charles Greene
fax: (321) 727-XXXX

if to the Company:

Harris Stratex Networks, Inc.

Attn: Sarah Dudash
fax:

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one Business Day by dispatch pursuant to one of the other methods described herein); or on the next Business Day after deposit with a nationally recognized overnight courier, if sent by a nationally recognized overnight courier.
     SECTION 15. Entire Agreement. This Agreement, the Investor Agreement, the Non-Competition Agreement, the Registration Rights Agreement, dated as of the date hereof, between Harris and the Company and, solely with respect to the defined terms therein which are incorporated by reference herein, the Formation Agreement between

Harris and Stratex constitute the entire and only agreements between the parties relating to the subject matter hereof and thereof and any and all prior arrangements, representations, promises, understandings and conditions in connection with said matters and any representations, promises or conditions not expressly incorporated herein or therein or expressly made a part hereof or thereof shall not be binding upon any party.
     SECTION 16. Headings. The headings in this Agreement are included for convenience of reference only and shall not in any way limit or otherwise affect the meaning or interpretation of this Agreement.
     SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.
     SECTION 18. Relationship of Parties. Nothing herein contained shall constitute the parties hereto members of any partnership, joint venture, association, syndicate, or other entity, or be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of another party, except as otherwise expressly provided in any Agreement.
     SECTION 19. Construction. This Agreement has been negotiated by the parties and their respective counsel in good faith and will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any party. Time shall be of the essence of this Agreement.

     SECTION 20. Effectiveness. This Agreement shall become effective only when one or more counterparts shall have been signed by each party and delivered to each other party.
     SECTION 21. Enforcement by the Company. Harris agrees that a majority of the Class A Directors shall have the sole and exclusive right to direct the exercise and enforcement of all rights of the Company hereunder.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

HARRIS STRATEX NETWORKS, INC.

By:
Name:
Title:

HARRIS CORPORATION

By:
Name:
Title: